UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2009

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Cabela’s Incorporated (the "Company") grants stock options and restricted stock units to certain of the Company’s executive officers under the Company’s 2004 Stock Plan (as amended and restated effective May 14, 2008).  The forms of award agreements pursuant to which the executive officers may receive these awards, commencing with the March 2, 2009, annual awards, and the proprietary matters agreements required to be entered into as a condition to being granted the awards, are attached hereto as exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of 2004 Stock Plan Restricted Stock Unit Agreement

	10.2	Form of 2004 Stock Plan Employee Stock Option Agreement

	10.3	Form of Proprietary Matters Agreement (to be executed by Dennis Highby, Patrick A. Snyder, Brian J. Linneman, and Charles Baldwin)

	10.4	Form of Proprietary Matters Agreement - World’s Foremost Bank (to be executed by Ralph W. Castner and Joseph M. Friebe)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 6, 2009	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of 2004 Stock Plan Restricted Stock Unit Agreement

10.2	Form of 2004 Stock Plan Employee Stock Option Agreement

10.3	Form of Proprietary Matters Agreement (to be executed by Dennis Highby, Patrick A. Snyder, Brian J. Linneman, and Charles Baldwin)

10.4	Form of Proprietary Matters Agreement - World’s Foremost Bank (to be executed by Ralph W. Castner and Joseph M. Friebe)